                                                                    Exhibit 23.2



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-86645 of Fifth Third Bancorp on Form S-3 of our report dated January 15, 1999, incorporated by reference in the Annual Report on Form 10-K, as amended, of Fifth Third Bancorp for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                              Deloitte & Touche LLP


Cincinnati, Ohio

September 20, 1999